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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
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                              RENTRAK CORPORATION
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Media Contact:                         Investor Contact:
Dick Gersh                             Rick Nida
Richard Gersh Associates               Rentrak Corporation
212-757-1101                           503-284-7581 Ext. 295


FOR IMMEDIATE RELEASE:

              Rentrak Reports First Quarter Fiscal 2001 Earnings

    Third-Party E-fulfillment Subsidiary Posts 23 Percent Revenue Increase

     PORTLAND, Ore. (July 26, 2000)--Rentrak Corporation (Nasdaq:RENT) today announced that for the quarter ended June 30, 2000, consolidated net earnings were $1.0 million or $0.10 per diluted share on 10.9 million shares outstanding, compared with $1.2 million or $0.12 per diluted share from continuing operations on 10.5 million shares outstanding in the comparable quarter the prior year. In the first quarter of fiscal 2000, Rentrak reported a $0.23 per share gain on the disposal of discontinued operations. Total consolidated revenues in the quarter were $30.3 million down 2 percent from $31.0 million in the same period last year.

     Excluding 3PF.COM, Inc. (3PF), Rentrak's wholly owned e-fulfillment subsidiary, Rentrak reported net earnings of $1.6 million or $0.15 per diluted share on revenues of $26.8 million, compared with net earnings of $1.0 million or $0.10 per diluted share from continuing operations on revenues of $28.5 million in the same period last year. The lower revenues resulted primarily from weaker titles being available for shipment during the quarter through the company's core revenue-sharing videocassette distribution business.

     Ron Berger, Rentrak's Chairman and CEO said, "We are encouraged that our Pay-Per-Transaction (PPT(R)) business produced impressive earnings results compared with last year when we had a much stronger slate of titles to offer our customers."

     Mr. Berger continued, " While the upcoming proxy contest for control of Rentrak's board of directors has been a distraction, we have remained focused on executing our strategic plan and producing exceptional value for our shareowners."

                                    -more-
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     3PF revenues for the quarter ended June 30, 2000, were $4.3 million, up 23 percent from the comparable period a year earlier. 3PF added new clients during the quarter, expanded its business with certain of its ongoing clients and continued to invest in systems and infrastructure to support continuing growth. 3PF experienced a net quarterly loss equivalent to $0.05 per diluted Rentrak share, compared with $0.02 diluted earnings per share for the same period last year.

     3PF's Chairman, President and CEO William J. Polich said, "We are very pleased with both the year-over-year revenue growth for the quarter and the sequential growth of 21 percent over the previous quarter. We look forward to the second half of the year when the third-party fulfillment volumes traditionally escalate, and we have an opportunity to further leverage the investments we have made in warehouse capacity and systems development."

     3PF, with a primary emphasis on B-to-B services, provides fulfillment, order processing and inventory management services for e-commerce companies and other companies requiring just-in-time fulfillment. It operates two Midwestern hub-based distribution centers offering late night order cut-off and 24/7 capabilities, with a total of 320,000 square feet of warehouse space. An additional 120,000 square foot facility is scheduled to open later this year. 3PF can be accessed on the Web at http://www.3PF.COM.

     Rentrak Corporation, through its PPT system, is the world's largest distributor of pre-recorded videocassettes on a revenue-sharing basis. The company directly services retailers throughout the U.S. and Canada and, through affiliated companies, supplies a growing number of international outlets in Japan and the United Kingdom. Rentrak's corporate Web site is http://www.rentrak.com.

                                     * * *

Shareholders may obtain information regarding the participants involved in the Company's proxy solicitation, including a description of their direct and indirect interests, by security holdings or otherwise in the Company's Proxy Statement filed with the Securities and Exchange Commission. Shareholders should read the Company's Proxy Statement because it contains important information. The Company's Proxy Statement and related documents and information is available for free at the Commission's World Wide Web site at http://www.sec.gov. The Company's definitive Proxy Statement will be available for free from the Company and the participants.

                                    -more-
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When used in this discussion, the words "anticipates," "expects," "intends" and similar expressions are intended to identify forward-looking statements. Such statements relate to, among other things, the revenues and results of operations for both 3PF and PPT and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect Rentrak's financial results include customer demand for videocassettes subject to company guarantees and Rentrak and 3PF customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak's financial results are described in Rentrak's March 31, 2000, annual report on Form 10-K, filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

                                     -end-